In the office of
Dean Heller
Secretary of State

CERTIFICATE OF REVERSE STOCK SPLIT
FOR
BRAINTECH, INC.

The undersigned Chief Executive Officer and Secretary of BRAINTECH, INC., a Nevada corporation (the "Corporation"), hereby certify for the purposes of Nevada Revised Statute 78.209 as follows:

  The Board of Directors of the Corporation has unanimously approved, by written consent, dated August 28, 2002, five (5) for one (1) reverse stock split (the "Reverse Stock Split") of the Corporation's authorized, issued and outstanding common stock.

  The total authorized number of shares of the Corporation before the effective date of the Reverse Stock Split was Two Hundred Million (200,000,000) shares of common stock with a par value of $0.001.

  The total authorized number of shares after the effective date of the Reverse Stock Split shall be Forty Million (40,000,000) shares of common stock with a par value of $0.001.

  The Corporation shall issue one (1) share of common stock in exchange for every five (5) shares of common stock issued and outstanding immediately prior to the effective date of the Reverse Stock Split.

  Stockholders who would otherwise be entitled to a fractional share shall be issued an additional fraction of a share as is necessary to increase a fractional share to a full share.

  The approval of the stockholders of the Corporation is not required to effect the Reverse Stock Split.

  The Reverse Stock Split shall be effective on the date that this Certificate is filed with the Nevada Secretary of State.

Dated this 30 day of August, 2002.

/s/ Owen L. J. Jones OWEN L. J. JONES CHIEF EXECUTIVE OFFICER	/s/ Edward A. White Edward A. White SECRETARY

This instrument was acknowledged before me on August 28, 2002, by OWEN JONES, known or proved to be the person executing the above instrument.

/s/ William N. Perrault
William N. Perrault
A Notary Public in and for the Province of British Columbia

This instrument was acknowledged before me on August 28, 2002, by EDWARD A. WHITE, known or proved to be the person executing the above instrument.

/s/ William N. Perrault
William N. Perrault
A Notary Public in and for the Province of British Columbia